Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE PROTARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO PROTARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

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Amendment to the Agreement dated June 17th, 2019

This Amendment to the Agreement dated June 17th, 2019 (this “Amendment ”), dated and effective as of June 30, 2020 (the “Amendment Effective Date”), is entered into by and between CHUGAI PHARMACEUTICAL CO., LTD., a company organized and existing under the laws of Japan, having its principal office at 1-1 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103-8324, Japan (“Chugai”) and PROTARA THERAPEUTICS, INC., a corporation organized under the laws of the state of Delaware, U.S.A., having its principal office at 1 Little West 12th Street, New York, NY 10014 (“Protara”) (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, Chugai and ARTARA THERAPEUTICS, INC. have entered into the Agreement effective as of June 17th, 2019 with respect to development and commercialization of therapeutic products in the United States and certain other countries around the world (“Agreement”);

WHEREAS, any and all rights and obligations of ARTARA THERAPEUTICS INC. under or arising out of the Agreement on and after June 30, 2020 have been assigned, delegated and transferred to its Affiliate, Protara, in accordance with Article 11 of the Agreement;

WHEREAS, the Parties wish to amend certain terms and conditions of the Agreement; NOW, THEREFORE, the Parties hereby agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement except otherwise defined in this Amendment.

2. Amendment.

2.1 The term of abbreviated definition “ArTara” in the Agreement shall be replaced with the term “Protara” and the one “ArTara Territory” shall be replaced with the term “Protara Territory”.

2.2 Section 2.1(a) of the Agreement shall be replaced in its entirety with the following:

“(a) Chugai shall provide Protara with access to the Chugai Materials and provide technical support (Q&A sessions between the Parties regarding the Chugai Materials) during the Chugai Service Period , to the extent requested by Protara and deemed reasonably necessary by Chugai for Protara’s use in the development and commercialization of the New Product. During the Chugai Service Period, Chugai shall not provide Existing Product or Chugai Materials to any Third Parties other than for medical, compassionate use and/or non-commercial research purposes. Further, during the period from the Effective Date until the eleventh anniversary of the Effective Date (“Restricted Period’’) , Chugai shall not provide Chugai Materials or the technical support to any Third Party for the purpose of the development and commercialization in the Protara Territory of a therapeutic product comparable to the Existing Product. The Restricted Period shall be automatically extended to the fifteenth anniversary of the Effective Date so long as Chugai does not exercise the Opt-Out Option in accordance with Section 2.6, and further, if any of the Additional Indication Approval is made during the Restricted Period (including extension thereof), the Restricted Period shall be further extended until the […***…] anniversary of the Effective Date; provided, however, that in any event the Restricted Period shall terminate automatically when this Agreement is terminated by Chugai due to a material breach or default by Protara in accordance with Section 8.4(a), insolvency, etc. of Protara in accordance with Section 8.4(b) or Change of Control in accordance with Section 8.4(c), or when Protara determines to cease all the development and commercialization of the New Product in the Protara Territory;

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In the event the Opt-Out Option is exercised, and the New Product receives Additional Indication Approval by the […***…] anniversary of the Effective Date ([…***…]), the Restricted Period of a total of […***…] years from the Effective Date will be granted. In the event the Opt-Out Option is exercised, and the New Product fails to receive Additional Indication Approval by the […***…] anniversary of the Effective Date ([…***…]), then the Restricted Period will end at such date ([…***…]);”

2.3 the following provisions shall be added as Section 2.1(f) of the Agreement:

“(f) If comparability between Existing Product and New Product is established and accepted by FDA, Chugai will designate Protara as custodian of the sample of the OK-432 cell line currently catalogued at the ATCC library facility in the US.”

2.4 Section 4.1 of the Agreement shall be replaced in its entirety with the following:

“4.1 Protara will initially pay Chugai a total of […***…] US Dollars (US$[…***…]) as consideration for Chugai’s performance under this Agreement. Payment shall be made in two (2) one-time payments in the amounts of (a) […***…] US Dollars (US$[…***…]) and (b) […***…] US Dollars (US$[…***…]). In addition to the foregoing, Protara will pay Chugai […***…] US Dollars (US$[…***…]) per each FDA approval for an additional indication of the New Product (“Additional Indication Approval”) as part of consideration for Chugai’s performance under this Agreement. For the avoidance of doubt, such Additional Indication Approval shall include the initial FDA approval for any new indication, which, in the case of oncology, shall be differentiated by tumor type, but exclude supplemental approvals for usage and/or dose and administration in the same indication. For the purpose of this Section, usage shall mean the application scope in the same indication such as i) sex, ii) age, iii) genotype, iv) gene mutation, v) treatment guideline or algorithm including lines of therapy such as first-line/second-line.”

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2.5 Section 4.2(a) of the Agreement shall be replaced in its entirety with the following:

“(a) Invoices. Chugai will issue to Protara invoices of (i) US$[…***…] in July 2020 and (ii) US$[…***…] upon the FDA approval of the first indication for the New Product. Further, Chugai will issue to Protara invoice(s) of US$[…***…] upon each Additional Indication Approval that may be made during the Restricted Period.”

2.6 The first sentence of Section 8.1 of the Agreement shall be replaced in its entirety with the following:

“8. 1 Term. This Agreement is effective as of the Effective Date and shall remain in full force and effect until it naturally expires, for no cause, on the first anniversary of the date of the initial FDA’s approval of the New Product (the “Term”)”

2.7 The following provisions shall be added to as the last sentence of Section 8.6 of the Agreement:

“It is agreed that, to the extent applicable, the third and fourth sentences of Section 2.1(a), whole provisions of Section 2.5(a) and Section 4 will survive the expiration and termination of this Agreement, unless the Restricted Period is terminated in accordance with Section 2.1, and that, once this Agreement is expired or terminated, thereafter, interval of Protara s report obligation under Section 2.5(a) may be reduced to once a year.”

2.8 Definition of the “Chugai Service Period” set forth in SCHEDULE 1 of the Agreement shall be replaced in its entirety with the following:

“Chugai Service Period” means the period of time from the Effective Date until […***…] as the period during which Chugai shall provide Protara with the Chugai Materials and technical support. The Chugai Service Period shall not be extended unless otherwise agreed by the Parties in writing.

2.9 SCHEDULE 3 of the Agreement shall be replaced in its entirety with the attachment to this Amendment.

3 Term. This Amendment shall become effective as of the Amendment Effective Date and shall continue in full force until the termination of the Agreement. Other terms and conditions of the Agreement shall remain unchanged and effective.

4. Miscellaneous. This Amendment and all related Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Amendment and all related documents, and all matters arising out of or relating to this Amendment, are governed by, and construed in accordance with, the laws of Japan, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Japan. The Parties confirm that ARTARA THERAPEUTICS INC. shall have no rights under the Agreement on and after […***…].

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IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Amendment Effective Date.

Chugai Pharmaceutical Co., Ltd.

By	/s/ Tetsuya Yamaguchi
Name:	Tetsuya Yamaguchi
Title:	SVP, General Manager of Corporate Planning Dept.

Protara Therapeutics, Inc.

By	/s/ Jesse Shefferman
Name:	Jesse Shefferman
Title:	CEO

Attachment

SCHEDULE 3

DEVELOPMENT PLAN as of May 2020

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